UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2009

Apco Oil and Gas International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-08933	980199453
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918/573-2164

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On November 30, 2009, Deloitte & Co. S.R.L. ("Deloitte") was engaged as the independent accountant for Apco Austral, S.A. ("Apco Austral"), an Argentina corporation that is a significant subsidiary of Apco Oil and Gas International Inc. ("Apco"). Ernst & Young LLP ("E&Y") will remain as the principal accountant of Apco and is expected to express reliance on Deloitte’s report on the financial statements of Apco Austral as of and for the year ended December 31, 2009. Apco did not consult with Deloitte during the fiscal years ended December 31, 2007 and December 31, 2008 and any subsequent period prior to its engagement regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on Apco Austral’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of U.S. Securities and Exchange Commission ("SEC") Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of ) of Item 304 of SEC Regulation S-K).

Apco Austral has not in previous years engaged a certified accountant to issue a stand-alone report on its financial statements, thus no prior auditor response is submitted herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apco Oil and Gas International Inc.

December 3, 2009	By:	Landy L. Fullmer

Name: Landy L. Fullmer
Title: Chief Financial Officer, Chief Accounting Officer and Controller